SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 IPORUSSIA, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                          38-3649127
-----------------------------------                  ---------------------------
   (State of Incorporation                               (I.R.S. Employer
      or Organization)                                   Identification No.)


12 Tompkins Avenue, Jericho, New York                               11753
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(Address of Principal Executive Offices)                          (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
333-98247

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:




                         Common Stock, $.0001 Par Value
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

           Information required by this Item 1 relating to the Common Stock, $.0001 par value per share, of IPORUSSIA, INC. (the "Registrant") is incorporated by reference to the section captioned "Description of Capital Stock," on pages 37-39 of the Prospectus contained in amendment No. 8 to the Registrant's Registration Statement on Form SB-2 (File No. 333-98247), which became effective on July 9, 2004 (the "Registration Statement").


Item 2.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number      Description
------      -----------

3.1+ Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on April 1, 2002.

3.2+ Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of the Registrant, as filed with the Secretary of State of the State of Delaware on April 12, 2002.

3.3o        By-laws of the Registrant.

----------------
+        Filed with the initial filing of the Registration Statement.
o        Filed with Amendment No. 3 to the Registration Statement.

SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                              IPORUSSIA, INC.



Date: December 14, 2004                       By: /s/ Leonard W. Suroff
                                                 -------------------------------
                                                 Name:  Leonard W. Suroff
                                                 Title: Executive Vice President